UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

VERSARTIS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36361	26-4106690
(Commission File No.)	(IRS Employer Identification No.)

4200 Bohannon Drive

Suite 250

Menlo Park, CA

(Address of principal executive offices)

94025

(Zip Code)

Registrant’s telephone number, including area code: (650) 963- 8580

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On July 21, 2014, Michael Dybbs notified Versartis, Inc. (the “Company”) of his decision to resign as a member of the Board of Directors of the Company (the “Board”), effective immediately. At the time of his resignation, Dr. Dybbs was an independent director and member of the Compensation Committee of the Board. Dr. Dybbs indicated that his decision to resign was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2014		VERSARTIS, INC.

	By:	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer